Exhibit 99.1

PRO FORMA EFFECT ON LORAL SPACE & COMMUNICATIONS INC.

OF THE SALE OF SPACE SYSTEMS/LORAL, LLC

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and the years ended December 31, 2011, 2010 and 2009 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 give effect to the sale (the “Sale”) by Loral Space & Communications Inc. (“Loral”) of its wholly-owned subsidiary, Space Systems/Loral, LLC (formerly known as Space Systems/Loral, Inc.) (“SS/L”), to MDA Communications Holdings, Inc. (“MDA Holdings”), a subsidiary of MacDonald, Dettwiler and Associates Ltd. (“MDA”), and the special distribution to shareholders in connection with the receipt of proceeds from the Sale. Pursuant to the purchase agreement (the “Purchase Agreement”), dated June 26, 2012, by and among Loral, SS/L, MDA and MDA Holdings, as amended on October 30, 2012, in a series of transactions described below, Loral received total cash payments of $967.9 million plus a three-year promissory note in the principal amount of $101 million for the purchase of certain real estate used in connection with SS/L’s business.

Prior to the Sale, SS/L (i) was converted into a limited liability company, (ii) transferred the real estate owned by it to a newly formed limited liability company (“Land LLC”), (iii) distributed the equity interests in Land LLC to Loral, and (iv) issued to Loral promissory notes in an aggregate amount equal to $193.9 million (the “Closing Notes”). The Closing Notes were issued to satisfy SS/L’s obligations under the Purchase Agreement to repay intercompany balances due Loral and to pay Loral a cash dividend, which included per diem amounts provided for in the Purchase Agreement. Immediately following the Sale, SS/L repaid the Closing Notes for an aggregate cash amount equal to $193.9 million.

At closing of the Sale, Loral received (i) $774 million from MDA Holdings for the purchase of the equity interests in SS/L and (ii) a promissory note, dated November 2, 2012, issued by MDA for $101 million (the “Land Note”) for the purchase of the equity interests in Land LLC.

On November 7, 2012, in connection with the receipt of the proceeds from the Sale, our Board of Directors declared a special distribution of $29.00 per share for an aggregate distribution of $899.3 million (the “Distribution”). The Distribution will be paid on December 4, 2012 to holders of record of Loral voting and non-voting common stock as of November 19, 2012. In accordance with Loral’s stock incentive plan, an equitable adjustment will be made to outstanding stock-based awards to reflect the Distribution.

The unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of Loral. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the Sale as if it had occurred on January 1, 2011 and the unaudited pro forma condensed consolidated balance sheet gives effect to the Sale and Distribution as if they had occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010 and 2009 are presented on a continuing operations basis. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that would actually have occurred had the Sale and Distribution been consummated as of the date or as of the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with this unaudited pro forma condensed consolidated financial information. You should read the unaudited pro forma condensed consolidated financial information and the related notes thereto in conjunction with the historical consolidated financial statements and related notes thereto of Loral included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and its Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009.

Loral Space & Communications Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except share data)

	Nine Months Ended September 30, 2012
	Historical Consolidated Loral	Discontinued Operations (a)	Pro Forma Adjustments		Pro Forma
Selling, general and administrative expenses	$(19,191)		$5,800	(b)	$(13,391)

Operating loss	(19,191)		5,800		(13,391)
Interest and investment income	1,313		313	(e)	1,626
Interest expense	(87)				(87)
Other expense	(3,498)				(3,498)

Loss from continuing operations before income taxes and equity in net income of affiliates	(21,463)		6,113		(15,350)
Income tax benefit	39,157		(8,805	) (l)	30,352

Income from continuing operations before equity in net income of affiliates	17,694		(2,692)		15,002
Equity in net income of affiliates	37,102		16,463	(d)	53,565

Income from continuing operations	54,796		13,771		68,567
Income from discontinued operations, net of tax	17,716	$(17,716)			—

Net income	72,512	(17,716)	13,771		68,567
Net loss attributable to noncontrolling interest	230	(230)			—

Net income attributable to Loral	$72,742	$(17,946)	$13,771		$68,567

Net income per share attributable to Loral common shareholders:
Basic
Income from continuing operations	$1.79				$2.23
Income from discontinued operations, net of tax	0.58				—

Net income	$2.37				$2.23

Diluted
Income from continuing operations	$1.76				$2.21
Income from discontinued operations, net of tax	0.58				—

Net income	$2.34				$2.21

Weighted average common shares outstanding:
Basic	30,684				30,684

Diluted	30,980				30,980

See notes to unaudited pro forma condensed consolidated financial information.

Loral Space & Communications Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except share data)

	Year Ended December 31, 2011
	Historical Consolidated Loral	Discontinued Operations (a)	Pro Forma Adjustments			Pro Forma
Revenues	$1,107,365	$(1,107,365)	$			$—
Cost of revenues	(908,715)	908,715				—
Selling, general and administrative expenses	(112,129)	93,784				(18,345)
Gain on disposition of net assets	6,913			(1,795	) (c)	5,118

Operating income (loss)	93,434	(104,866)		(1,795)		(13,227)
Interest and investment income	21,350	(18,207)		750	(e)	3,893
Interest expense	(2,688)	2,566				(122)
Gain on litigation, net	4,535					4,535
Other expense	(6,641)	(34)				(6,675)

Income (loss) before income taxes and equity in net income of affiliates	109,990	(120,541)		(1,045)		(11,596)
Income tax provision	(89,145)	47,072		(6,801	) (l)	(48,874)

Income (loss) before equity in net income of affiliates	20,845	(73,469)		(7,846)		(60,470)
Equity in net income of affiliates	106,329			18,483	(d)	124,812

Net income	127,174	(73,469)		10,637		64,342
Net income attributable to noncontrolling interest	(497)	497				—

Net income attributable to Loral	$126,677	$(72,972)		$10,637		$64,342

Net income per share attributable to Loral common shareholders:
Basic	$4.13					$2.10

Diluted	$3.92					$1.92

Weighted average common shares outstanding:
Basic	30,680					30,680

Diluted	31,166					31,166

See notes to unaudited pro forma condensed consolidated financial information.

Loral Space & Communications Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except share data)

	Year Ended December 31, 2010
	Historical Consolidated Loral	Discontinued Operations (a)	Continuing Operations
Revenues	$1,158,985	$(1,158,985)	$—
Cost of revenues	(986,697)	986,697	—
Selling, general and administrative expenses	(84,823)	65,351	(19,472)
Directors’ indemnification expense	(6,857)		(6,857)

Operating income (loss)	80,608	(106,937)	(26,329)
Interest and investment income	13,550	(12,299)	1,251
Interest expense	(3,143)	2,958	(185)
Gain on litigation, net	5,000		5,000
Other expense	(2,921)	3	(2,918)

Income (loss) before income taxes and equity in net income of affiliates	93,094	(116,275)	(23,181)
Income tax benefit	308,622	16,523	325,145

Income before equity in net income of affiliates	401,716	(99,752)	301,964
Equity in net income of affiliates	85,625		85,625

Net income	487,341	(99,752)	387,589
Net income attributable to noncontrolling interest	(495)	495	—

Net income attributable to Loral	$486,846	$(99,257)	$387,589

Net income per share attributable to Loral common shareholders:
Basic	$16.18		$12.88

Diluted	$15.63		$12.41

Weighted average common shares outstanding:
Basic	30,085		30,085

Diluted	30,887		30,887

See notes to unaudited pro forma condensed consolidated financial information.

Loral Space & Communications Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except share data)

	Year Ended December 31, 2009
	Historical Consolidated Loral	Discontinued Operations (a)	Continuing Operations
Revenues	$993,400	$(993,400)	$—
Cost of revenues	(880,486)	880,486	—
Selling, general and administrative expenses	(92,703)	68,225	(24,478)

Operating income (loss)	20,211	(44,689)	(24,478)
Interest and investment income	8,307	(7,040)	1,267
Interest expense	(1,422)	1,296	(126)
Other expense	(121)	121	—

Income (loss) before income taxes and equity in net income of affiliates	26,975	(50,312)	(23,337)
Income tax provision	(5,571)	3,472	(2,099)

Income (loss) before equity in net income of affiliates	21,404	(46,840)	(25,436)
Equity in net income of affiliates	210,298		210,298

Net income attributable to Loral	$231,702	$(46,840)	$184,862

Net income per share attributable to Loral common shareholders:
Basic	$7.79		$6.21

Diluted	$7.73		$6.17

Weighted average common shares outstanding:
Basic	29,761		29,761

Diluted	29,981		29,981

See notes to unaudited pro forma condensed consolidated financial information.

Loral Space & Communications Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands, except share data)

	As of September 30, 2012
	Historical Consolidated	Held for Sale (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$53,932		$967,880	(f)	122,463
			(899,349	) (g)
Notes receivable	23,953				23,953
Deferred tax assets	152,488		(137,517	)(l)	14,971
Assets held-for-sale	959,536	$(959,536)			—
Other current assets	4,177		33,667	(h)	37,844

Total current assets	1,194,086	(959,536)	(35,319)		199,231
Property, plant and equipment, net	46				46
Long-term receivables	—		67,333	(h)	67,333
Investments in affiliates	63,913				63,913
Long-term deferred tax assets	144,215		(47,754	)(l)	112,818
			16,357	(m)
Other assets	2,613				2,613

Total assets	$1,404,873	$(959,536)	$617		$445,954

LIABILITIES AND EQUITY
Current liabilities:
Accrued employment costs	$9,489				$9,489
Liabilities held-for-sale	651,960	$(651,960)			—
Other current liabilities	10,582		$111,676	(i)	122,258

Total current liabilities	672,031	(651,960)	111,676		131,747
Pension and other postretirement liabilities	34,826				34,826
Long-term liabilities	93,191		43,483	(l)	136,674

Total liabilities	800,048	(651,960)	155,159		303,247
Commitments and contingencies
Equity:
Intercompany investment		(441,489)	441,489	(j)	—
Loral shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—				—
Common Stock:
Voting common stock, $.01 par value; 50,000,000 shares authorized, 21,402,082 issued	214				214
Non-voting common stock, $.01 par value; 20,000,000 shares authorized, 9,505,673 issued and outstanding	95				95
Paid-in capital	1,010,752		16,357	(m)	1,027,109
Treasury stock (at cost), 154,494 shares of voting common stock	(9,592)				(9,592)
(Accumulated deficit) retained earnings	(250,561)		307,164	(k)	(842,746)
			(899,349	) (g)
Accumulated other comprehensive loss	(146,979)	134,809	(20,203	) (l)	(32,373)

Total shareholders’ equity attributable to Loral	603,929	(306,680)	(154,542)		142,707
Noncontrolling interest	896	(896)			—

Total equity	604,825	(307,576)	(154,542)		142,707

Total liabilities and equity	$1,404,873	$(959,536)	$617		$445,954

See notes to unaudited pro forma condensed consolidated financial information.

Loral Space & Communications Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)	The SS/L discontinued operations and the assets and liabilities held for sale have been presented separately on the accompanying unaudited condensed consolidated statements of operations and balance sheet, respectively, as a deduction from the Loral consolidated results as the first step in determining the pro forma continuing operations.

(b)	Before the Sale, Loral charged SS/L for certain corporate office expenses. These expenses will be reflected as Loral expenses subsequent to the Sale.

Loral and SS/L have entered into an agreement for Loral to provide certain transition services to SS/L and for SS/L to provide certain transition services to Loral for a limited period to end not later than December 31, 2014. Transition services income and expenses have been excluded from the pro forma statements of operations because they are non-recurring in nature and would be based on management estimates.

We expect to achieve cost savings at Loral after the Sale because of the decreased corporate headquarters responsibilities including reduced personnel. General and administrative expenses at Loral after a transition period subsequent to the Sale are estimated to be approximately $7 million per year, excluding costs related to the SS/L transaction and net of consulting fees from Telesat Canada (“Telesat”) of $5 million per year. Cost savings have not been reflected in the pro forma condensed consolidated statements of operations because they are based on management estimates.

Severance costs of $5.8 million related to the personnel reductions that generate these cost savings have been excluded from the pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 because they are non-recurring in nature.

(c)	During 2011, Loral sold to Telesat the portion of a satellite being built by SS/L for Loral. Included in Loral’s gain in its historical financial statements was a reversal of previously eliminated profits of $1.8 million. If Loral did not own SS/L during 2011, this $1.8 million reversal of intercompany profit elimination would not have been recorded in 2011.

(d)	Represents reversal of the profit elimination on sales from SS/L to Telesat, a 64% owned affiliate of Loral. In Loral’s historical financial statements, Loral eliminated 64% of SS/L’s profits on sales to Telesat by reducing equity in net income of affiliates.

(e)	Primarily represents interest income for the period on the Land Note. See Note (h) below.

(f)	Represents the proceeds from the Sale, which include (in thousands):

Base price		$774,000
Closing Notes:
Excess cash dividend	$111,851
Per diem payments	41,580
Intercompany settlement	40,449

Total Closing Notes		193,880

Total cash consideration		967,880
Land Note (see Note (h))		101,000

Total Sale consideration		$1,068,880

(g)	Represents the Distribution of $29.00 per share for an aggregate distribution of $899.3 million to holders of record of Loral voting and non-voting common stock and holders of equity based awards as of November 19, 2012.

(h)	Represents current and long-term portions of the Land Note, which bears interest at the rate of 1% per annum and amortizes in three equal annual installments.

(i)	Represents transaction costs of $35.3 million, estimated cash taxes payable on the Sale of $51.7 million and a $24.7 million liability related to certain contingencies and Loral indemnification of SS/L. These indemnification liabilities and contingencies are reflected at estimated fair value.

(j)	Represents the elimination of Loral’s investment in SS/L.

(k)	Loral’s estimated gain on the Sale is as follows (in thousands):

Total Sale consideration (see Note (f))		$1,068,880
Book value of net assets sold per below		(441,489)
Less:
Contingencies and indemnification liabilities	$(24,678)
Tax provision	(260,229)
Transaction costs	(35,320)	(320,227)

Gain on Sale, after taxes		$307,164

Net Assets Sold
Assets held-for-sale		$959,536
Add: Accumulated other comprehensive loss (before income taxes of $20,203)		134,809
Less: Liabilities held-for-sale	$(651,960)
Noncontrolling interest	(896)	(652,856)

		$441,489

(l)	The unaudited pro forma balance sheet reflects adjustments to the tax assets and liabilities for the tax provision on the gain on Sale. The primary differences between the estimated cash taxes payable on the gain on Sale of $51.7 million (see Note i) and the tax provision on the gain on Sale of $260.2 million (see Note k) are due to differences in book and tax bases of SS/L’s assets and liabilities, use of Net Operating Losses and other tax credits and deferred tax liabilities on the Land Note.

For purposes of the unaudited pro forma income statements, a statutory tax rate of 39% has been applied to the pro forma adjustments to pre-tax income and equity in net income of affiliates.

(m)	Represents the adjustment to paid-in capital for excess tax benefits realized from stock-based compensation as a result of cash taxes due on the gain on Sale.